UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2005

Commission File Number 000-31395

VillageEDOCS

(Exact name of registrant as specified in its charter)

CALIFORNIA	33-0668917
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

14471 CHAMBERS RD. STE. 105 TUSTIN CA	92780
(Address of principal executive offices)	(Zip Code)

(714) 734-1030

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On June 3, 2005, a holder of $779,736.07 in convertible secured promissory notes payable and accrued interest thereon (the "Note Holder") exercised the right to convert the entire amount of outstanding principal and interest on his notes to 7,797,361 shares of VillageEDOCS' restricted common stock at a price of $0.10 per share.

The entire amount of principal and interest on the notes was due at the earlier of one of three events, but not later than October 31, 2005.  On June 3, 2005, the Company and the Note Holder executed an agreement to amend the terms of the notes to extend the due date of the notes to October 31, 2007 and to provide for conversion at $0.10 per share subject to the notes being converted to common stock within 30 days of the date of the amendment.  The Note Holder provided written notification to the Company of his intent to convert immediately upon the execution of the amendment.

Item 9.01  Financial Statements and Exhibits.

Exhibit 4.1

Promissory Note Modification Agreement dated July 15, 2002 by and between the Registrant and James W. Townsend. Filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 20, 2002 and incorporated herein by reference.

Exhibit 4.2	Promissory Note Modification Agreement dated June 3, 2005 by and between the Registrant and James W. Townsend.*

Exhibit 4.3

Form of Unsecured Convertible Promissory Note.  Previously filed as Exhibit 4.5 to the Registrant's Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on May 15, 2002 and incorporated herein by reference.

Exhibit 4.5	Notice of Intent to Exercise Conversion Right dated June 3, 2005 by James W. Townsend. *

Exhibit 99.1	Press Release dated June 8, 2005. *

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:      June 8, 2005                                      VILLAGEEDOCS

                                                                                          By:  /s/   Michael A. Richard
                                                                                          Print Name:  Michael A. Richard
                                                                                          Title:  Chief Financial Officer